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                                                                  EXHIBIT 4.4(e)


                                                                  CONFORMED COPY


                       AMENDMENT NO. 6 TO CREDIT AGREEMENT


         AMENDMENT dated as of July 21, 1999 among LITTON INDUSTRIES, INC. (the "BORROWER"), the BANKS listed on the signature pages hereof (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT") and WELLS FARGO BANK, N.A., as Co-Agent (the "CO-AGENT").



                              W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of December 22, 1994 (as heretofore amended, the "AGREEMENT") and desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2. Definition of Consolidated EBIT. The definition of "Consolidated EBIT" in Section 1.01 is amended to read as follows:

                  "CONSOLIDATED EBIT" means, for any period, the sum of Consolidated Net Income for such period plus, to the extent deducted in the determination of such Consolidated Net Income, Consolidated Interest Expense for such period and the provision for income taxes for such period; provided that Consolidated EBIT shall be adjusted to exclude the effect of up to $110,000,000 in non-recurring charges relating to divestiture/exit of non-core businesses and plant consolidation subsequent to July 31, 1998.


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         SECTION 3. Definition of Consolidated EBITDA. The definition of
"Consolidated EBITDA" in Section 1.01 is amended to read as follows:

                  "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period before cumulative effect of accounting changes, provision for income tax, interest expense and depreciation and amortization expense; provided that Consolidated EBITDA shall be adjusted to exclude the effect of up to $110,000,000 in non-recurring charges relating to divestiture/exit of non-core businesses and plant consolidation subsequent to July 31, 1998.

         SECTION 4. Leverage Ratio. Section 5.05 is amended to read as follows:

                           SECTION 5.05. Leverage Ratio. The Leverage Ratio will at no time exceed 320%.

         SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

         (a)   no Default under the Agreement has occurred and is continuing;
and

         (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

         SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                         LITTON INDUSTRIES, INC.

                                         By: /s/ Timothy G. Paulson
                                             -----------------------------------
                                             Name: Timothy G. Paulson
                                             Title: Vice President and Treasurer


                                         MORGAN GUARANTY TRUST
                                           COMPANY OF NEW YORK, as Bank
                                           and Agent

                                         By: /s/ Sovonna L. Day
                                             -----------------------------------
                                             Name: Sovonna L. Day
                                             Title: Vice President

                                         By: /s/ Robert Bottamedi
                                             -----------------------------------
                                             Name: Robert Bottamedi
                                             Title: Vice President


                                         WELLS FARGO BANK, N.A., as Bank and
                                           Co-Agent

                                         By: /s/ Catherine M. Wallace
                                             -----------------------------------
                                             Name: Catherine M. Wallace
                                             Title: Vice President

                                         By: /s/ Felynn C. Quilo
                                             -----------------------------------
                                             Name: Felynn C. Quilo
                                             Title: Assistant Vice President


                                         BANK OF AMERICA, N.A.

                                         By: /s/ Brad W. DeSpain
                                             -----------------------------------
                                             Name: Brad W. DeSpain
                                             Title: Managing Director


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                                         THE BANK OF NEW YORK

                                         By: /s/ Mehrasa Raygani
                                             -----------------------------------
                                             Name: Mehrasa Raygani
                                             Title: Assistant Vice President


                                         THE CHASE MANHATTAN BANK

                                         By: /s/ Richard C. Smith
                                             -----------------------------------
                                             Name: Richard C. Smith
                                             Title: Vice President


                                         UBS AG, Stamford Branch

                                         By: /s/ Wilfred Saint
                                             -----------------------------------
                                             Name: Wilfred Saint
                                             Title: Associate Director
                                                    Loan Portfolio Support, US

                                         By: /s/ Lara A. Kavanagh
                                             -----------------------------------
                                             Name: Lara A. Kavanagh
                                             Title: Associate Director
                                                    Loan Portfolio Support, US


                                         THE BANK OF NOVA SCOTIA

                                         By: /s/ R. P. Reynolds
                                             -----------------------------------
                                             Name: R. P. Reynolds
                                             Title: Relationship Manager


                                         CIBC INC.

                                         By: /s/
                                             -----------------------------------
                                             Name:
                                             Title:


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                                         CREDIT SUISSE FIRST BOSTON

                                         By: /s/ Thomas G. Muoio
                                             -----------------------------------
                                             Name: Thomas G. Muoio
                                             Title: Vice President

                                         By: /s/ Jennifer E. Toth
                                             -----------------------------------
                                             Name: Jennifer E. Toth
                                             Title: Analyst


                                         DRESDNER BANK AG NEW YORK
                                         AND/OR CAYMAN ISLANDS BRANCH

                                         By: /s/ A. Richard Morris
                                             -----------------------------------
                                             Name: A. Richard Morris
                                             Title: First Vice President

                                         By: /s/ Vincent Carotenuto
                                             -----------------------------------
                                             Name: Vincent Carotenuto
                                             Title: Assistant Treasurer


                                         MELLON BANK, N.A.

                                         By: /s/ J. Cate
                                             -----------------------------------
                                             Name: J. Cate
                                             Title: Vice President


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                                         BANK OF AMERICA, N.A. [Successor
                                         through merger to NationsBank, N.A.]

                                         By: /s/ Brad W. DeSpain
                                             -----------------------------------
                                             Name: Brad W. DeSpain
                                             Title: Managing Director


                                         THE FIRST NATIONAL BANK OF
                                           CHICAGO

                                         By: /s/ Betty Francis-Similton
                                             -----------------------------------
                                             Name: Betty Francis-Similton
                                             Title: Customer Service Officer


                                         THE NORTHERN TRUST COMPANY

                                         By: /s/ Nicole Boehm
                                             -----------------------------------
                                             Name: Nicole Boehm
                                             Title: Officer


                                         BANK OF HAWAII

                                         By: /s/ Scott R. Nahme
                                             -----------------------------------
                                             Name: Scott R. Nahme
                                             Title: Vice President